Exhibit 99.1
Nautilus Biotechnology Reports Fourth Quarter and Fiscal Year 2021 Financial Results
SEATTLE, WA, February 24, 2022 – Nautilus Biotechnology, Inc. (NASDAQ: NAUT; or “Nautilus”), a company pioneering a single molecule proteome analysis platform, today reported financial results for the fourth quarter and fiscal year ended December 31, 2021.
Fiscal Year 2021 Highlights

•In June, completed a business combination transaction with ARYA Sciences Acquisition Corp III and became a publicly traded company, with gross proceeds from this transaction totaling approximately $345.5 million.
•Announced research collaborations with top tier research partners at both Amgen, and The University of Texas MD Anderson Cancer Center.
•Announced a strategic partnership with Abcam for the development and supply of reagents for use on the Nautilus platform.
•Continued to make progress against key internal milestones across a range of platform design and science activities in support of planned platform commercialization by the end of 2023.
•Shared a manuscript that introduces the theoretical foundation for a fundamentally different approach to proteomics, called Protein Identification by Short-epitope Mapping (PrISM).
“2021 will be remembered as a pivotal year in Nautilus’ history,” said Sujal Patel, CEO of Nautilus. “It was the year we secured the resources necessary to get us through the development and commercialization phase of our journey, signed a number of exciting research collaboration and reagent development and supply partnerships, and made substantial progress on the scientific development required to see more deeply into the proteome than anyone ever has. As we kick off the year, I am incredibly energized by Nautilus’ purpose to change the course of biomedical research and improve the lives and health of millions of people around the world.”
Fiscal Year 2021 Financial Results
Operating expenses were $50.5 million for the year-ended December 31, 2021, a $34.8 million or 221% increase from $15.7 million for the year ended December 31, 2020. The increase in operating expenses was driven primarily by an increase in headcount to support ongoing development of our products as well as the costs associated with being a public company.
Net loss was $50.3 million for the year-ended December 31, 2021, as compared to a net loss of $15.6 million for the corresponding prior year period.

Cash, cash equivalents, and investments were $362.1 million as of December 31, 2021.

Webcast and Conference Call Information
Nautilus will host a conference call to discuss the fourth quarter and fiscal year 2021 financial results, business developments and outlook before market open on Tuesday, February 24th, 2022 at 5:30 AM Pacific Time / 8:30 AM Eastern Time. Live audio of the webcast will be available on the “Investors” section of the company website at: www.nautilus.bio.
About Nautilus Biotechnology, Inc.
Based in Seattle, Washington, Nautilus is a development stage life sciences company creating a platform technology for quantifying and unlocking the complexity of the proteome. Nautilus’ mission is to transform the field of proteomics by democratizing access to the proteome and enabling fundamental advancements across human health and medicine. To learn more about Nautilus, visit www.nautilus.bio
Special Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements in this press release include, but are not limited to, statements regarding Nautilus’ expectations regarding the company’s business operations, financial performance and results of operations; expectations regarding our collaborations and strategic partnerships, including our expectations with respect to the suitability of the Nautilus product platform to investigate proteins and proteoforms, and the ability of our strategic partnership to accelerate technology development and enhance protein detection; and expectations with respect to the functionality and performance of Nautilus’ product platform, its potential impact on pharmaceutical development and drug discovery. These statements are based on numerous assumptions concerning the development of Nautilus’ products and target markets and involve substantial risks, uncertainties and other factors that may cause actual results to be materially different from the information expressed or implied by these forward-looking statements. Risks and uncertainties that could materially affect the accuracy of Nautilus’ assumptions and its ability to achieve the forward-looking statements set forth in this press release include (without limitation) the following: Nautilus’ product platform is not yet commercially available and remains subject to significant scientific and technical development, which is inherently challenging and difficult to predict, particularly with respect to highly novel and complex products such as those being developed by Nautilus. Even if our development efforts are successful, our product platform will require substantial validation of its functionality and utility in life science research. In the course of Nautilus’ scientific and technical development and associated product validation and commercialization, we may experience material delays as a result of unanticipated events. We cannot provide any guarantee or assurance with respect to the outcome of our development, collaboration, and commercialization initiatives or with respect to their associated timelines. For a more detailed description of additional risks and uncertainties facing Nautilus and its development efforts, investors should refer to the information under the caption “Risk Factors” in the Registration Statement on Form S-1 filed with the SEC as well as in our Annual Report on Form 10-K to be filed for the year ended December 31, 2021. The forward-looking statements in this press release are as of the date of this press release. Except as otherwise required by applicable law, Nautilus disclaims any duty to update any forward-looking statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Disclosure Information

Nautilus uses filings with the Securities and Exchange Commission, its website (www.nautilus.bio), press releases, public conference calls, public webcasts, and its social media accounts as means of disclosing material non-public information and for complying with Regulation FD. Therefore, Nautilus encourages investors, the media, and others interested in Nautilus to review the information it makes public in these locations, as such information could be deemed to be material information.
Media Contact
Thermal for Nautilus Biotechnology
Kaustuva Das
press@nautilus.bio
Investor Contact
investorrelations@nautilus.bio

Nautilus Biotechnology, Inc. Consolidated Balance Sheets As of December 31, 2021 and December 31, 2020 (Unaudited)

(in thousands)	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$185,619	$36,607
Short-term investments	160,110	40,135
Prepaid expenses and other current assets	3,493	917
Total current assets	349,222	77,659
Property and equipment, net	2,483	1,371
Operating lease right-of-use assets	29,377	4,842
Long-term investments	16,371	—
Other long term assets	997	1,139
Total assets	$398,450	$85,011
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,723	$470
Accrued expenses and other liabilities	3,119	1,069
Current portion of operating lease liability	970	1,479
Total current liabilities	5,812	3,018
Operating lease liability, net of current portion	29,062	3,296
Total liabilities	34,874	6,314
Redeemable convertible preferred stock:
Series Seed redeemable convertible preferred stock	—	5,494
Series A redeemable convertible preferred stock	—	27,067
Series B redeemable convertible preferred stock	—	75,857

Stockholders’ equity (deficit):
Preferred stock	—	—
Common stock	12	1
Additional paid-in capital	444,388	600
Accumulated other comprehensive (loss) income	(184)	3
Accumulated deficit	(80,640)	(30,325)
Total stockholders’ equity (deficit)	363,576	(29,721)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$398,450	$85,011

Nautilus Biotechnology, Inc. Consolidated Statements of Operations Three Months and Year Ended December 31, 2021 and 2020 (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except share and per share amounts)	2021	2020	2021	2020
Operating expenses
Research and development	$9,893	$3,894	$29,352	$12,432
General and administrative	6,923	1,426	21,146	3,312
Total operating expenses	16,816	5,320	50,498	15,744
Other income (expense), net	127	(32)	183	125
Net loss	$(16,689)	$(5,352)	$(50,315)	$(15,619)
Net loss per share attributable to common stockholders, basic and diluted	$(0.13)	$(0.17)	$(0.60)	$(0.54)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	124,232,794	31,713,646	84,464,081	29,089,778

(1)    The weighted-average number of shares of Common Stock outstanding prior to the Business Combination have been retroactively restated to reflect the exchange ratio of approximately 3.6281 established in the Business Combination.

Nautilus Biotechnology, Inc. Consolidated Statements of Cash Flows Year Ended December 31, 2021 and 2020 (Unaudited)

	Year Ended December 31,
(in thousands)	2021	2020
Cash flows from operating activities
Net loss	$(50,315)	$(15,619)
Adjustments to reconcile net loss to net cash used in operating activities
Stock-based compensation	7,934	369
Amortization of operating lease right-of-use assets	1,823	1,636
Depreciation	1,019	710
Amortization of premiums on securities, net	183	282
Loss on disposal of property and equipment	137	13
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(2,750)	(624)
Accounts payable	1,261	123
Accrued expenses and other liabilities	2,255	695
Operating lease liability	(788)	(1,581)
Net cash used in operating activities	(39,241)	(13,996)
Cash flows from investing activities
Purchases of securities	(221,795)	(68,359)
Proceeds from sale and maturities of securities	85,100	44,001
Purchases of property and equipment	(2,269)	(921)
Net cash used in investing activities	(138,964)	(25,279)
Cash flows from financing activities
Net proceeds from reverse recapitalization and PIPE financing	335,409	—
Payments of offering costs	(8,129)	—
Proceeds from exercise of stock options	167	42
Proceeds from issuance of convertible preferred stock, net of issuance costs	—	75,857
Net cash provided by financing activities	327,447	75,899
Net increase in cash, cash equivalents and restricted cash	149,242	36,624

Cash, cash equivalents and restricted cash at beginning of period	37,219	595
Cash, cash equivalents and restricted cash at end of period	$186,461	$37,219